INTERBANK CAPITAL CORP

            INCORPORATED UNDER THE LAWS OF THIS STATE OF NEVADA
        20,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE
THIS
CERTIFIES
THAT                                                   SEE REVERSE FOR
                                                       CERTAIN DEFINITIONS

IS THE OWNER OF


          FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                             INTERBANK CAPITAL CORP

     transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
This certificate and the shares represented hereby are subject to the laws of this State of Nevada, and to the Certificate of Incorporation and Bylaws
  of the Corporation, as now hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent. WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

DATE

                             INTERBANK CAPITAL CORP
                              Corporate Seal
                                  Nevada
                                                              SECRETARY